SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 7, 2000


                         SIMIONE CENTRAL HOLDINGS, INC.
               (Exact name of registrant as specified in charter)



 Delaware                       000-22162                         22-3209241
(State or other          (Commission File Number)             (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)



6600 Powers Ferry Road
Atlanta, Georgia                                                   30339
(Address of principal executive offices)                         (Zip Code)






        Registrant's telephone number including area code (770) 644-6700


1084193v4
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     As reported below at Item 2, Simione completed a merger with MCS, Inc. on March 7, 2000. The stockholders also approved the conversion of the Series A Preferred Stock into common stock and a one-for-five reverse stock split.

     Subsequent to the MCS merger, approximately 39% or 1,489,853 shares of the outstanding common stock of Simione are owned by the former MCS stockholders.

     One of the stockholders, John E. Reed, by virtue of the spin-off of MCS to the stockholders of Mestek and the merger of MCS into Simione, controls approximately 22% of the common stock on matters to be voted upon by stockholders of Simione. The Series B Preferred Stock issued to Mestek has voting rights equal to 2,240,000 shares of Simione common stock, or approximately 36% of the total voting power. The Series C Preferred Stock, issued to Mestek upon conversion of its promissory note at the closing of the merger, has voting rights equal to 170,000 shares of Simione common stock, or approximately 2.7% of the total voting power. Mr. Reed, through direct share ownership and as trustee under various family trusts, controls approximately 57% of the vote on matters to be voted upon by stockholders of Mestek. This voting power at the Mestek level makes Mr. Reed capable of exercising voting power of the Series B and Series C Preferred Stock at the Simione level. Accordingly, Mr. Reed controls, through his direct and indirect control of 22% of Simione common stock and his indirect control of the Series B and Series C Preferred Stock, approximately 52% of the vote on matters to be voted upon by stockholders of Simione.

     Based upon a series of transactions, specifically the spin-off of MCS from Mestek, the stockholder vote on the Simione/MCS merger, the purchase of the Series B Preferred Stock and the promissory note that was converted into Series C Preferred Stock, and the subsequent ownership structure, MCS, for accounting purposes only, is considered the accounting acquirer. In addition, as a result of these holdings, Mr. Reed was able to determine the composition of the MCS board designees that were appointed to the Simione board, and Mr. Reed would be able to select a 13th director to break a deadlock in the event that Simione's board is unable to reach a decision on a vote on any matter in two consecutive board meetings.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On March 6, 2000, MCS was spun off from its former parent company, Mestek, Inc. On March 7, 2000, Simione completed the merger with MCS, Inc. Simione issued approximately 1.5 million shares of common stock to MCS stockholders in exchange for all of the outstanding shares of MCS common stock. This number of shares has been adjusted to reflect a one-for-five reverse stock split that was completed immediately prior to the merger. In connection with the closing of the merger, Mestek invested $6 million in Simione in exchange for 5.6 million shares of Series B preferred stock and warrants to purchase 400,000 shares of Simione common stock. The $6 million investment consisted of the cancellation of $4 million face value of promissory notes, payment of interest accrued thereon, and the remainder being paid in cash to Simione at the closing of the merger.

     Additional information on the merger is included in Simione's press release, a copy of which is attached hereto as Exhibit 99.1, and in Simione's Registration Statement on Form S-4 (Registration No. 333-96529).

     The consideration paid by Simione to acquire MCS was determined by reference to a valuation report from an independent valuation firm and as a result of arm's-length negotiations. The description of the MCS merger agreement contained herein is qualified in its entirety by reference to the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 by and among Simione, MCS, Mestek, Inc. and three major stockholders of Mestek included as Exhibit 2.1 to Simione's Registration Statement on Form S-4 (Registration No. 333-96529) and incorporated herein by reference.


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ITEM 5.  OTHER EVENTS.

     On March 7, 2000, Simione effected a one-for-five reverse stock split for its common stock. The reverse stock split was effective for stockholders of record as of March 7, 2000. Trading on Nasdaq will reflect the reverse stock split beginning March 8, 2000. If Simione remains listed on Nasdaq, for the next 20 trading days, the Simione common stock will trade under the symbol "SCHID". Simione hereby incorporates by reference herein the information set forth in its Press Release dated March 8, 2000, a copy of which is attached hereto as Exhibit 99.

     Also on March 7, 2000, Simione stockholders approved the conversion on the Series A Preferred Stock into common stock. The Series A Preferred Stock was issued in connection with the merger agreement (the "CareCentric Agreement") with CareCentric Solutions, Inc. The CareCentric merger was completed on August 12, 1999, for total consideration of $9,312,460. Under the CareCentric Agreement, CareCentric merged into a wholly-owned subsidiary of Simione, and Simione issued approximately 3,034,521 shares of Series A Preferred Stock to the former preferred stockholders and noteholders of CareCentric and paid $3.00 per share in cash to the former common stockholders of CareCentric (approximately $200,000 in the aggregate). These shares of Series A Preferred Stock were converted into 606,904 shares of Common Stock, on a post-reverse split basis, on March 7, 2000 immediately prior to the consummation of the MCS merger. The former CareCentric preferred stockholders and noteholders will receive additional shares of Simione common stock (up to a maximum of 606,904 additional shares) if the average closing market price of Simione common stock during the fourth quarter of 2000 is less than $15.00 per share.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

     It is currently impracticable for Simione to provide the audited financial statements for MCS, Inc. Simione will file an amendment to this current report on Form 8-K/A, to include the financial information, as soon as practicable but not later than 60 days after the required filing date hereof..

     (b) Pro Forma Financial Information.

     It is currently impracticable for Simione to provide the pro forma financial statements for Simione reflecting the merger with MCS, Inc. Simione will file an amendment to this current report on Form 8-K/A, to include the financial information, as soon as practicable but not later than 60 days after the required filing date hereof.

     (c) Exhibits.

Exhibit
Number                                  Description
---------------------------------------------------

99                  Press Release dated March 8, 2000


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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SIMIONE CENTRAL HOLDINGS, INC.



Date:  March 8, 2000            By: /s/ George M. Hare
                                    ----------------------------------
                                    George M. Hare
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)